Exhibit (8)(b)

AMENDMENT TO FUND PARTICIPATION AGREEMENT

THIS AMENDMENT TO FUND PARTICIPATION AGREEMENT is made as of this 8th day of November, 2011, by and among The Alger Portfolios (formerly The Alger American Fund), Fred Alger Management, Inc., Fred Alger & Company, Incorporated and First Great-West Life & Annuity Insurance Company (“First Great-West”) ( collectively, the “Parties”). Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Agreement (defined below).

RECITALS

WHEREAS, the Parties entered into to a Fund Participation Agreement dated July 8, 1997, as amended, (the “Agreement”); and

WHEREAS, the Parties desire to add additional First Great-West separate accounts to the Agreement; and

WHEREAS, the Parties desire and agree to amend the Agreement by deleting in its entirety Schedule A of the Agreement and replacing it with the Schedule A attached hereto.

WHEREAS, the Parties to the Agreement desire to add additional portfolio investment options to the Account; and

WHEREAS, the Parties desire and agree to amend the Agreement by deleting in its entirety Schedule B of the Agreement and replacing it with the Schedule B attached hereto.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the Parties hereby amend the Agreement as follows:

1.	The first paragraph of the Agreement is deleted in its entirety and replaced with the following:

“THIS AGREEMENT, made and entered into as of this 8th day of July, 1997 by and among FIRST GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY (hereinafter “FGWL&A”), a New York life insurance company, on its own behalf and on behalf of its separate accounts described in Schedule A (the “Account(s)”);

THE ALGER PORTFOLIOS, a business trust organized under the laws of the Commonwealth of Massachusetts (hereinafter, the “Fund”); FRED ALGER MANAGEMENT, INC. (hereinafter, the “Adviser”), a New York corporation; and FRED ALGER & COMPANY, INCORPORATED (the Distributor”), a Delaware corporation.”

2.	Schedule A is hereby deleted in its entirety and replaced with the Schedule A attached hereto; and

3.	Schedule B is hereby deleted in its entirety and replaced with the Schedule B attached hereto; and

4.	All other provisions of the Agreement shall remain in full force and effect.

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IN WITNESS WHEREOF, the Parties have executed this Amendment as of the 8th day of November, 2011.

FIRST GREAT-WEST LIFE AND ANNUITY INSURANCE COMPANY

By its authorized officer,

By:	/s/ Ron Laeyendecker
Name: Ron Laeyendecker
Title: Senior Vice-President
Date: 11/3/11

THE ALGER PORTFOLIOS
By its authorized officer,

By:	/s/ Lisa Moss
Name: Lisa Moss
Title: Assistant Secretary
Date: 11/8/11

FRED ALGER MANAGEMENT, INC.
By its authorized officer,

By:	/s/ Lisa Moss
Name: Lisa Moss
Title: Assistant Secretary
Date: 11/8/11

FRED ALGER & COMPANY, INCORPORATED
By its authorized officer,

By:	/s/ Lisa Moss
Name: Lisa Moss
Title: Assistant Secretary
Date: 11/8/11

SCHEDULE A

Separate Accounts

Name of Separate Accounts

First Great-West Life & Annuity Insurance Company Accounts:

Variable Annuity-1 Series Account

Variable Annuity-2 Series Account

SCHEDULE B

Authorized Funds

Any Portfolios which are available and open to new investors on or after the effective date of this Agreement.